Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74733, 333-82755, 333-73170, 333-90400, 333-106082, 333-122021, and 333-144359) of Cardiogenesis Corporation of our report dated March 12, 2010, relating to the consolidated financial statements of Cardiogenesis Corporation and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
March 21, 2011